UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2026
 NPK International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Following nearly 20 years of service to NPK International Inc. (the “Company”), on August 28, 2026, Gregg Piontek, Senior Vice President and Chief Financial Officer (“CFO”), notified the Company of his intention to retire from the position of CFO on or before August 31, 2027, and upon the Board’s appointment of a successor Chief Financial Officer. Upon his retirement from the position, Mr. Piontek will be retained to support the CFO transition. As part of NPK’s planned succession process, NPK has initiated a formal search for Mr. Piontek’s successor in consultation with a global executive search firm.
In connection with Mr. Piontek’s pending retirement, the Board appointed Matthew Warren as the Company’s Chief Accounting Officer (“CAO”) effective as of August 31, 2026. Mr. Warren succeeds Mr. Piontek as the Company’s principal accounting officer, who ceased to serve in such role upon Mr. Warren’s appointment. In connection with his appointment as CAO, Mr. Warren’s annual base salary was increased to $283,000 and his target annual cash incentive opportunity was increased to 40% of his base salary. Mr. Warren is eligible to participate in the Company’s Equity Incentive Plan and will serve as a “Tier 3” participant in each of the Company’s U.S. Executive Severance Plan and Change in Control Plan.
Prior to his appointment as CAO, Mr. Warren, age 44, has served as the Company’s Vice President of Accounting & Financial Reporting since April 2026. He served as the Company’s Corporate Controller from June 2022 through April 2026 and as Director of Financial Reporting and Assistant Corporate Controller from April 2018 through June 2022. Mr. Warren is a Certified Public Accountant, began his career at Deloitte & Touche, and has a Masters in Professional Accounting and Bachelors of Business Administration from the University of Texas at Austin.
There are no arrangements or understandings between Mr. Warren and any other persons pursuant to which he was selected as an officer. There are no family relationships existing between Mr. Warren and any director or executive officer of the Company. Mr. Warren does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Piontek’s planned retirement and Mr. Warren’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by NPK International Inc. on September 2, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPK International Inc.
(Registrant)

Date:	September 2, 2026	By:	/s/ M. Celeste Frugé
M. Celeste Frugé
Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary